UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): July 5, 2016

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri		63131
(Address of Principal Executive Offices)		(Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After approximately 35 years of service to Edward D. Jones & Co., L.P. (“Edward Jones”) and its clients, on July 5, 2016, Norman L. Eaker, general partner of The Jones Financial Companies, L.L.L.P. (the “Partnership”), member of the Partnership’s Executive, Management, and Audit Committees, and the Partnership’s Chief Administrative Officer, announced his intention to retire effective December 31, 2016. Mr. Eaker joined Edward Jones in 1981 and was responsible for the Internal Audit division. He was named a general partner of the Partnership in 1984. During his tenure, Mr. Eaker has held various roles at the Partnership, including head of mortgage company operations areas beginning in 1987 and principal responsible for the Operations division in 1998. Since 2008, Mr. Eaker has served as the Partnership’s Chief Administrative Officer, with responsibility for the Operations, Service, Human Resources and Information Systems divisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: July 7, 2016	By:	/s/ Kevin D. Bastien
	Name:	Kevin D. Bastien
	Title:	Chief Financial Officer